Exhibit 99.1
Altair Nanotechnologies Reports Third Quarter 2012 Financial Results

Reno, NV (Marketwire – November 8, 2012) – Altair Nanotechnologies, Inc. (“Altair”) (NASDAQ: ALTI), today reported financial results for the third quarter ended September 30, 2012.

Altair reported revenues of $0.4 million for the third quarter compared to $0.9 million for the same period in 2011.  Deferred revenue grew to $5.3 million for the third quarter compared to $1.6 million for the same period in 2011.  The gross loss was $428,000 primarily due to cost increases associated with the launch of new electric grid products.

Operating expenses were $4.0 million for the third quarter, a decrease from $5.4 million for the same period in 2011.  Planned reductions of $0.5 million in research and development, sales and marketing, and general and administrative expenses were achieved. In addition, severance expenses of $0.9 million were recorded in the third quarter of 2011.

The net loss for the third quarter of 2012 was $4.7 million ($0.07 per share) compared to a net loss of $5.9 million ($0.10 per share) for the same period in 2011.

“We continue to execute on our plan to reduce costs, grow our China business, and make critical investments to advance our technology and products,” stated Alexander Lee, Altair’s Chief Executive Officer.  “We are nearing completion on several large projects that were shipped in the third quarter, which are now being commissioned with key customers.”

Recent highlights and subsequent events:

■	In July 2012, the Company shipped a 1.2 megawatt (MW) ALTI ESS to a European renewable energy company for a wind integration project.

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In August 2012, Altair’s subsidiary in China, Northern Altair Nanotechnologies Co., Ltd. (“Northern Altair”) received a $1.9 million down payment from the City of Wu’an, China for its order of 50 electric buses. These buses are scheduled for delivery at the end of 2012.

■	In August 2012, the Company entered into a memorandum of understanding with a leading coal company in China regarding potential ALTI ESS projects.

■	In September 2012, the Company was granted another contract extension by INE, which allows INE to seek the required regulatory approvals.

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In September 2012, the Company signed a memorandum of understanding with EnerDel, a manufacturer of lithium-ion batteries and systems, to collaborate on the joint marketing and sales of each other’s products.

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In October 2012, the Company entered into a contract with TSK Solar, a leading energy EPC contractor and engineering firm, to supply a 2 MW ALTI ESS Advantage system that will be installed at the San Fermin 26 MW photovoltaic solar farm in Loiza, Puerto Rico. The Company received a $343,000 down payment for the system in October.

ALTAIR NANOTECHNOLOGIES REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

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In October 2012, the Company and Northern Altair entered into a series of transactions, wherein, Northern Altair set aside, as restricted cash, $2 million with the Bank of China. In return, the Bank of China loaned the Company $2 million to be used as working capital.

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In October 2012, the Company and Northern Altair entered into two intercompany agreements, which involve the transfer and sale of lithium titanate (nLTO) manufacturing equipment and nLTO materials from the Company to Northern Altair. Under the Agreements, Northern Altair will transfer $2.86 million to the Company for the transfer of nLTO equipment and materials.

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In October 2012, Northern Altair entered into an agreement to acquire approximately 66 acres of land within the City of Wu'an, China under terms in which the purchase price is generally offset by near term cash incentives.

■	In October 2012, the Company settled its lawsuits with JMP Securities and Charles Cheng.

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In November 2012, the Company entered into a $2.2 million agreement for the sale of its Reno facility. The agreement is conditioned on an environmental report, and includes provisions for the Company to leaseback the facility for a 10 month period.

Altair’s cash and cash equivalents decreased by $14.3 million, from $46.5 million as of December 31, 2011 to $32.2 million as of September 30, 2012. The decrease in cash was primarily due to $14.6 million of cash used in operating activities during the nine months ending September 30, 2012.  The bulk of the cash used in operations went to cover our net loss of $14.4 million, offset by $1.0 million in proceeds from a short-term note payable used toward the $4.7 million increase in work-in-process inventory required for the fulfillment of customer orders.

Third Quarter 2012 Conference Call
Altair will hold a conference call to discuss its third quarter 2012 results on Thursday, November 8, 2012 at 11:00 a.m. Eastern Daylight Time (EDT). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is +1 678-224-7719. Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

Post call, a phone-based audio replay will be available from 2:00 p.m. EDT, Thursday, November 8, 2012 until Midnight EDT, November 15, 2012.  It can be accessed by dialing +1 404-537-3406 and entering the conference number 64897021. Additionally, the conference call and replay will be available online, and can be accessed by visiting Altair's web site, www.altairnano.com.

About Altair Nanotechnologies Inc.
Altair is a leading provider of high-power, energy storage systems for the electric grid, industrial equipment and transportation markets. The company's lithium titanate technology is built on a proprietary nano-scale processing technology that creates high-power, rapid-charging battery systems with industry-leading performance and cycle life. Altair is headquartered in Reno, Nevada and maintains operations in Anderson, Indiana; Zhuhai, China; and Wu'an, China. For additional information, please visit: www.altairnano.com.

ALTAIR NANOTECHNOLOGIES REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Forward-Looking Statements
This report may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altair's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this report. These risks include the risk that the government entities with which the Company has contracted will be unable to fulfill their commitment due to legal limitations, including certain procedures required in connection with land use grants and major product purchases; that the government entities will not fulfill their commitments for political or other discretionary reasons, in which case the Company will have no, or limited, remedies; that the Company will run into regulatory, finance or other obstacles as it attempts to expand its operations into China; that the Company interest may be harmed by the absence from the Agreement of terms and conditions that are customary in contracts under U.S. law; that the Company will be unable to expand capacity (or contract with third parties) in order to meet the demand of product orders, particularly products like electric vehicles which the Company does not itself manufacture; that the Company will not experience expected costs savings as a result of its expansion into China and that the Company will not experience an increase in sales volume or, even if it experiences such an increase, that the Company will experience low (or negative) gross margins and not operate profitably in China. Other risks are identified in Altair's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altair expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altair expectations or results or any change in events.

For Additional Information:

Investors
Tony Luo
tluo@altairnano.com
775.858.3726

Tables Follow

ALTAIR NANOTECHNOLOGIES REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States Dollars, except shares)

	(Unaudited) September 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$32,213	$46,519
Restricted cash	293
Accounts receivable, net	949	333
Product inventories, net	8,648	7,220
Prepaid expenses and other assets	4,227	2,240
Other assets, related party	1,700
Total current assets	48,030	56,312

Property, plant and equipment, net	6,117	6,870
Patents, net	293	350

Total Assets	$54,440	$63,532

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Trade accounts payable	$6,717	$5,870
Accrued salaries and benefits	852	1,132
Accrued warranty	397	354
Accrued liabilities	445	421
Deferred revenues	5,326	1,616
Warrant liabilities	742	654
Note payable, current	1,000
Capital lease obligation	16	12
Total current liabilities	15,495	10,059

Total Liabilities	15,495	10,059

Stockholders' equity
Common stock, no par value, unlimited shares authorized;69,537,911 shares issued and outstanding at September 30, 2012 and December 31, 2011	245,617	245,617
Additional paid in capital	12,349	12,279
Accumulated deficit	(218,828)	(204,423)
Accumulated other comprehensive loss	(193)
Total stockholders' equity	38,945	53,473

Total Liabilities and Stockholders' Equity	$54,440	$63,532

ALTAIR NANOTECHNOLOGIES REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States Dollars, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Product sales	$296	$795	$869	$3,335
License fees	60	60	180	180
Commercial collaborations	4		22	80
Contracts and grants				287
Total revenues	360	855	1,071	3,882

Cost of goods sold
Product	773	559	1,792	3,484
Commercial collaborations		(124)		73
Contracts and grants				296
Warranty and inventory reserves	15	97	490	155
Total cost of goods sold	788	532	2,282	4,008

Gross (loss) profit	(428)	323	(1,211)	(126)

Operating expenses
Research and development	1,423	1,594	5,046	4,933
Sales and marketing	499	834	2,344	2,798
General and administrative	1,836	2,730	5,010	6,107
Depreciation and amortization	252	259	771	1,013
Loss on disposal of assets		2		18
Total operating expenses	4,010	5,419	13,171	14,869
Loss from operations	(4,438)	(5,096)	(14,382)	(14,995)

Other (expense) income
Interest income (expense), net	37	(97)	67	(155)
Change in market value of warrants	(267)	(676)	(88)	346
Total other (expense) income, net	(232)	(777)	(23)	186

Net loss	$(4,671)	$(5,873)	$(14,405)	$(14,809)

Loss per common share - basic and diluted	$(0.07)	$(0.10)	$(0.21)	$(0.38)
Weighted average shares - basic and diluted	69,537,911	60,222,433	69,537,911	39,286,178